Exhibit 10.2

VOLCANO CORPORATION

RESTRICTED STOCK UNIT GRANT NOTICE

(AMENDED AND RESTATED 2005 EQUITY COMPENSATION PLAN)

Volcano Corporation (the “Company”), pursuant to Section 6(b) of the Company’s Amended and Restated 2005 Equity Compensation Plan (the “Plan”), hereby grants to Participant a Restricted Stock Unit Award covering the number of restricted stock units (the “RSUs”) set forth below (the “Award”). This Award is subject to all of the terms and conditions of this Restricted Stock Unit Grant Notice as well as the Restricted Stock Unit Award Agreement (the “Agreement”) and the Plan, both of which are attached hereto and incorporated by reference herein in their entirety. Unless otherwise defined herein, capitalized terms shall have the meanings set forth in the Plan or the Agreement, as applicable.

Participant:
Date of Grant:
Vesting Commencement Date:
Number of RSUs:
Payment for Common Stock:	Participant’s services to the Company (to the greatest extent permitted by applicable law)

Vesting Schedule: This Award shall vest as to 100% of the RSUs on the earlier of the date of the first annual meeting of the stockholders to be held in 2011 and the first anniversary of the Date of Grant, subject to Participant’s Continuous Service through such vesting date.

Issuance Schedule: Except as provided in Section 3 of the Agreement, the Company shall issue and deliver one (1) share of Common Stock for each RSU that has vested under this Award on the earliest to occur of:

•	January 1, 20 ;

•

The 4th business day after the Participant’s “separation from service” as a director (as defined under Treasury Regulation Section 1.409A-1(h), without regard to any alternative definitions therein), unless the Participant is a “Specified Employee” (as defined under Treasury Regulation Section 1.409A-1(i)) as of the date of the separation from service, in which case delivery will occur on the 4th business day after the earlier of (i) the date of the Participant’s death and (ii) the date that is 6 months after the separation from service; and

•	a Change in Ownership (as defined below).

Change in Ownership: A “Change in Ownership” shall mean the Company consummates a transaction or series of transactions that results in a Change in Control that is also a “change in ownership or effective control of” the Company or a change “in the ownership of a substantial portion of the assets of” the Company (as defined in Treasury Regulation Sections 1.409A-3(i)(5)(v), (vi) and (vii), without regard to any alternative definitions therein).

Additional Terms/Acknowledgements: Participant acknowledges receipt of, and understands and agrees to, this Grant Notice, the Agreement and the Plan. Participant further acknowledges that as of the Date of Grant, this Grant Notice, the Agreement and the Plan set forth the entire understanding between Participant and the Company regarding the award of the RSUs and the underlying Common Stock and supersede all prior oral and written agreements on that subject with the exception of (i) Stock Awards previously granted and delivered to Participant under the Plan, and (ii) the following agreements only:

OTHER AGREEMENTS:

VOLCANO CORPORATION		PARTICIPANT

By:
	Signature	Signature

Title:		Date:

Date:

ATTACHMENTS: Restricted Stock Unit Award Agreement and the Amended and Restated Equity Compensation Plan

VOLCANO CORPORATION

AMENDED AND RESTATED 2005 EQUITY COMPENSATION PLAN

RESTRICTED STOCK UNIT AWARD AGREEMENT

Pursuant to the Restricted Stock Unit Grant Notice (“Grant Notice”) and this Restricted Stock Unit Award Agreement (“Agreement”), Volcano Corporation (the “Company”) has granted you a Restricted Stock Unit Award pursuant to the Company’s Amended and Restated 2005 Equity Compensation Plan (the “Plan”) for the number of restricted stock units (“RSUs”) as indicated in the Grant Notice (such grant, the “Award”). Unless otherwise defined herein or the Grant Notice, capitalized terms shall have the meanings set forth in the Plan.

The details of your Award, in addition to those set forth in the Grant Notice and the Plan, are as follows.

1. GRANT OF THE AWARD.

(a) Subject to the terms and conditions provided herein and in the Plan, the Award represents the right to be issued on a future date one (1) share of Common Stock for each RSU that vests. As of the Date of Grant, the Company will credit to a bookkeeping account maintained by the Company for your benefit (the “Account”) the number of RSUs subject to the Award. No shares of Common Stock subject to the Award will be earned by or issued to you prior to the applicable vesting date. Your Award will be subject to adjustment for changes in the capitalization of the Company as provided in Section 9(a) of the Plan, and any shares, cash or other property that become subject to the Award pursuant to such adjustment, if any, shall be subject, in a manner determined by the Board, to the same forfeiture restrictions, restrictions on transferability, and time and manner of delivery as applicable to the other shares covered by your Award. In no event will fractional shares be issued.

(b) This Award was granted in consideration of your services to the Company. Except as otherwise provided herein, you will not be required to make any payment to the Company (other than past and future services to the Company) with respect to your receipt of the Award, the vesting of the RSUs or the delivery of the underlying Common Stock.

2. VESTING. The RSUs shall vest, if at all, as provided in the Vesting Schedule set forth in your Grant Notice, provided, however, that vesting shall cease at such time as you are no longer employed by, or providing service to, the Employer. Upon such termination of employment and service, the RSUs (and underlying shares of Common Stock) credited to the Account that were not vested on the date of such termination will be forfeited at no cost to the Company and you will have no further right, title or interest in or to such RSUs or underlying shares of Common Stock.

3. DELIVERY OF SHARES OF COMMON STOCK.

(a) Subject to the satisfaction of any withholding obligations set forth in this Agreement, in the event one or more RSUs vests, the Company shall issue to you one (1) share of Common Stock for each RSU in accordance with the Issuance Schedule set forth in the Grant Notice; provided, however, that if the issuance of such shares occurs upon your separation from service, and if you are then a “specified employee” (as such term is defined in Section 409A(a)(2)(B)(i) of the Code) of the Company or any successor entity thereto, then, solely to the extent necessary to avoid the incurrence of the adverse personal tax consequences to you under Code Section 409A, the issuance of such shares shall be delayed until the 4th business day after the earlier to occur of (i) the date that is six (6) months after your separation from service and (ii) the date of your death. The issuance date determined by this paragraph is referred to as the “Original Issuance Date”.

(b) Notwithstanding the foregoing, if (i) there is a withholding obligation on the part of the Company on the Original Issuance Date, and (ii) the Original Issuance Date does not occur (1) during an “open window period” applicable to you, as determined by the Company in accordance with the Company’s then-effective policy on trading in Company securities, or (2) on a date when you are otherwise permitted to sell shares of Common Stock on an established stock exchange or stock market, and (iii) the Company elects, prior to the Original Issuance Date, (1) not to satisfy the tax withholding obligations by withholding shares of Common Stock from the shares otherwise due, on the Original Issuance Date, to you under this Award, and (2) not to permit you to enter into a “same day sale” commitment with a broker-dealer pursuant to this Agreement (including but not limited to a commitment under a previously established Company-approved 10b5-1 trading plan), then such shares shall not be delivered on such Original Issuance Date and shall instead be delivered on the first business day of the next occurring open window period applicable to you or the next business day when you are not prohibited from selling shares of the Company’s Common Stock in the open public market, but in no event later than December 31 of the calendar year in which the Original Issuance Date occurs (that is, the last day of your taxable year in which the Original Issuance Date occurs).

4. WITHHOLDING. You hereby agree to make adequate provision for any sums required to satisfy the applicable federal, state, local and foreign employment, social insurance, payroll, income and other tax withholding obligations of the Company or any Affiliate (the “Tax Obligations”) that arise in connection with this Award. The satisfaction of the Tax Obligations will occur at the time you receive a distribution of Common Stock or other property pursuant to this Award, or at any time prior to or after such time or thereafter as reasonably requested by the Company and/or any affiliate in accordance with applicable law. You hereby authorize the Company, at its sole discretion and subject to any limitations under applicable law, to satisfy any such Tax Obligations by (a) withholding from wages and other cash compensation payable to you, (b) causing you to tender a cash payment to the Company, (c) permitting you to enter into a “same day sale” commitment with a broker-dealer that is a member of the Financial Industry Regulatory Authority (a “FINRA Dealer”) whereby you irrevocably elect to sell a portion of the shares to be delivered under the Award to satisfy the applicable Tax Obligations and whereby the FINRA Dealer irrevocably commits to forward the proceeds necessary to satisfy the Tax Obligations directly to the Company and/or its Affiliates, and (d) withholding shares that are otherwise to be issued and delivered to you under this Award in satisfaction of the Tax Obligations (provided, however, that the amount of the shares so withheld will not exceed the amount necessary to satisfy the required Tax Obligations using the minimum statutory withholding rates that are applicable to this kind of income). In the event the Tax Obligations arise prior to the delivery of the shares or it is determined after the delivery of shares or other property that the amount of the Tax Obligations was greater than the amount withheld by the Company and/or any affiliate, you agree to indemnify and hold the Company and its affiliates harmless from any failure by the Company and/or any affiliate to withhold the proper amount. The Company may refuse to deliver the shares of Common Stock or other property subject to this Award if you fail to comply with your obligations in connection with the Tax Obligations.

5. SECURITIES LAW COMPLIANCE; RESTRICTIVE LEGENDS. You may not be issued any Common Stock under your Award unless either (i) the shares of Common Stock are then registered under the Securities Act, or (ii) the Company has determined that such issuance would either satisfy or otherwise be exempt from the registration requirements of the Securities Act. Your Award must also comply with other applicable laws and regulations governing the Award, and you shall not receive such Common Stock if the Company determines that such receipt would not be in material compliance with such laws and regulations. The Common Stock issued under your Award shall be endorsed with appropriate legends, if any, determined by the Company.

(c) COMPLIANCE WITH SECTION 409A OF THE CODE. Issuance of shares under this Award is intended to comply with U.S. Treasury Regulation Section 1.409A-3(a) and shall be construed and administered in such a manner. Each installment of RSUs that vests hereunder is intended to constitute a “separate payment” for purposes of Treasury Regulation Section 1.409A-2(b)(2). The Company has no duty or obligation to minimize the tax consequences to you of this Award and shall not be liable to you for any adverse tax consequences to you arising in connection with this Award. You are hereby advised to consult with your own personal tax, financial and/or legal advisors regarding the tax consequences of this Award and by signing the Grant Notice, you have agreed that you have done so or knowingly and voluntarily declined to do so.

6. DIVIDENDS. You shall receive no benefit or adjustment to your Award with respect to any cash dividend, stock dividend or other distribution that does not result from a Capitalization Adjustment as provided in Section 9(a) of the Plan; provided, however, that this sentence shall not apply with respect to any shares of Common Stock that are delivered to you in connection with your Award after such shares have been delivered to you.

7. TRANSFER RESTRICTIONS. Prior to the time that shares of Common Stock have been delivered to you, you may not transfer, pledge, sell or otherwise dispose of this Award or the shares issuable in respect of your Award, except as expressly provided in this Section 7. For example, you may not use shares that may be issued in respect of your RSUs as security for a loan. The restrictions on transfer set forth herein will lapse upon delivery to you of shares in respect of your vested RSUs.

(a) Death. Your Award is transferable by will and by the laws of descent and distribution. In addition, upon receiving written permission from the Board or its duly authorized designee, you may, by delivering written notice to the Company, in a form provided by or otherwise satisfactory to the Company and any broker designated by the Company to effect transactions under the Plan, designate a third party who, in the event of your death, shall thereafter be entitled to receive any distribution of Common Stock or other consideration to which you were entitled at the time of your death pursuant to this Agreement. In the absence of such a designation, your executor or administrator of your estate shall be entitled to receive, on behalf of your estate, such Common Stock or other consideration.

(b) Certain Trusts. Upon receiving written permission from the Board or its duly authorized designee, you may transfer your Award to a trust if you are considered to be the sole beneficial owner (determined under Section 671 of the Code and applicable state law) while the Award is held in the trust, provided that you and the trustee enter into transfer and other agreements required by the Company.

(c) Domestic Relations Orders. Upon receiving written permission from the Board or its duly authorized designee, and provided that you and the designated transferee enter into transfer and other agreements required by the Company, you may transfer your Award or your right to receive the distribution of Common Stock or other consideration thereunder, pursuant to a domestic relations order that contains the information required by the Company to effectuate the transfer. You are encouraged to discuss the proposed terms of any division of this Award with the Company prior to finalizing the domestic relations order to help ensure the required information is contained within the domestic relations order.

8. AWARD NOT A SERVICE CONTRACT. Your Award is not an employment or service contract, and nothing in your Award shall be deemed to create in any way whatsoever any obligation on your part to continue in the service of the Company or any Affiliate, or on the part of the Company or any Affiliate to continue such service. In addition, nothing in your Award shall obligate the Company or any Affiliate, their respective stockholders, boards of directors or employees to continue any relationship that you might have as an Employee or Consultant of the Company or any Affiliate.

9. UNSECURED OBLIGATION. Your Award is unfunded, and even as to any RSUs that vest, you shall be considered an unsecured creditor of the Company with respect to the Company’s obligation, if any, to issue Common Stock pursuant to this Agreement. You shall not have voting or any other rights as a stockholder of the Company with respect to the Common Stock acquired pursuant to this Agreement until such Common Stock is issued to you pursuant to Section 3 of this Agreement. Upon such issuance, you will obtain full voting and other rights as a stockholder of the Company with respect to the Common Stock so issued. Nothing contained in this Agreement, and no action taken pursuant to its provisions, shall create or be construed to create a trust of any kind or a fiduciary relationship between you and the Company or any other person.

10. NOTICES; ELECTRONIC DELIVERY. Any notices required to be given or delivered to the Company under the terms of this Award shall be in writing and addressed to the Company at its principal corporate offices. Any notice required to be given or delivered to you shall be in writing and addressed to your address as on file with the Company at the time notice is given. All notices shall be deemed effective upon personal delivery or upon deposit in the U.S. mail, postage prepaid and properly addressed to the party to be notified. Notwithstanding the foregoing, the Company may, in its sole discretion, decide to deliver any documents related to participation in the Plan and this Award by electronic means or to request your consent to participate in the Plan by electronic means. You hereby consent to receive such documents by electronic delivery and, if requested, to agree to participate in the Plan through an on-line or electronic system established and maintained by the Company or another third party designated by the Company.

11. HEADINGS. The headings of the Sections in this Agreement are inserted for convenience only and shall not be deemed to constitute a part of this Agreement or to affect the meaning of this Agreement.

12. AMENDMENT. This Agreement may be amended only by a writing executed by a duly authorized Officer of the Company and you which specifically states that it is amending this Agreement. Notwithstanding the foregoing, this Agreement may be amended solely by the Company by a writing which specifically states that it is amending this Agreement, so long as a copy of such amendment is delivered to you, and provided that no such amendment adversely affecting your rights hereunder may be made without your written consent. Without limiting the foregoing, the Company reserves the right to change, by written notice to you, the provisions of this Agreement in any way it may deem necessary or advisable to carry out the purpose of the grant as a result of any change in applicable laws or regulations or any future law, regulation, ruling, or judicial decision.

13. MISCELLANEOUS.

(a) The rights and obligations of the Company under your Award shall be transferable by the Company to any one or more persons or entities, and all covenants and agreements hereunder shall inure to the benefit of, and be enforceable by the Company’s successors and assigns.

(b) You agree upon request to execute any further documents or instruments necessary or desirable in the sole determination of the Company to carry out the purposes or intent of your Award.

(c) You acknowledge and agree that you have reviewed your Award in its entirety, have had an opportunity to obtain the advice of counsel prior to executing and accepting your Award and fully understand all provisions of your Award.

(d) This Agreement shall be subject to all applicable laws, rules, and regulations, and to such approvals by any governmental agencies or national securities exchanges as may be required.

(e) The provisions of this Agreement will inure to the benefit of, and be binding upon the Company and its successors and assigns (whether the existence of such successor is the result of a direct or indirect purchase, merger, consolidation, or otherwise, of all or substantially all of the business and/or assets of the Company) and you and your assigns, legal representatives, heirs and legatees of your estate and any beneficiaries designated by you.

14. GOVERNING PLAN DOCUMENT. Your Award is subject to all the provisions of the Plan, the provisions of which are hereby made a part of your Award, and is further subject to all interpretations, amendments, rules and regulations which may from time to time be promulgated and adopted pursuant to the Plan. In the event of any conflict between the provisions of your Award and those of the Plan, the provisions of the Plan shall control; provided, however, that Section 3 of this Agreement shall govern the timing of any distribution of Common Stock under your Award. The Company shall have the power to interpret the Plan and this Agreement and to adopt such rules for the administration, interpretation, and application of the Plan as are consistent therewith and to interpret or revoke any such rules. All actions taken and all interpretations and determinations made by the Board shall be final and binding upon you, the Company, and all other interested persons. No member of the Board shall be personally liable for any action, determination, or interpretation made in good faith with respect to the Plan or this Agreement.

15. EFFECT ON OTHER EMPLOYEE BENEFIT PLANS. The value of the Award subject to this Agreement shall not be included as compensation, earnings, salaries, or other similar terms used when calculating benefits under any employee benefit plan (other than the Plan) sponsored by the Company or any Affiliate except as such plan otherwise expressly provides. The Company expressly reserves its rights to amend, modify, or terminate any or all of the employee benefit plans of the Company or any Affiliate.

16. CHOICE OF LAW. The interpretation, performance and enforcement of this Agreement shall be governed by the law of the state of California without regard to such state’s conflicts of laws rules.

17. SEVERABILITY. If all or any part of this Agreement or the Plan is declared by any court or governmental authority to be unlawful or invalid, such unlawfulness or invalidity shall not invalidate any portion of this Agreement or the Plan not declared to be unlawful or invalid. Any Section of this Agreement (or part of such a Section) so declared to be unlawful or invalid shall, if possible, be construed in a manner which will give effect to the terms of such Section or part of a Section to the fullest extent possible while remaining lawful and valid.

18. OTHER DOCUMENTS. You hereby acknowledge receipt or the right to receive a document providing the information required by Rule 428(b)(1) promulgated under the Securities Act (which includes the prospectus for the Plan). In addition, you acknowledge receipt of the Company’s insider trading policy in effect from time to time.

* * * * *

This Restricted Stock Unit Award Agreement shall be deemed to be signed by the Company and you upon the signing by you of the Restricted Stock Unit Grant Notice to which it is attached.

VOLCANO CORPORATION

AMENDED AND RESTATED 2005 EQUITY COMPENSATION PLAN